UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

ABEONA THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address, including zip code, of Principal Executive Offices)

(646) 813-4701

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2022, Abeona Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 1,000,006 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 250,005 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $19.00 per share, representing a 5% original issue discount (“OID”) to the stated value of $20.00 per share, for gross proceeds of approximately $25.0 million in the aggregate for the Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will be convertible, at a conversion price of $0.45 per share (subject in certain circumstances to adjustments), into shares of the Company’s common stock, $0.01 per share (the “Common Stock”), at the option of the holders and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Offering closed on May 2, 2022.

The Company intends to call a special meeting of stockholders to consider an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the outstanding shares of Common Stock by a ratio to be determined by the Board of Directors of the Company within a range to be specified in the proposal put to the stockholders for approval of the Amendment (the “Reverse Stock Split”). The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the shares of the Preferred Stock until the Reverse Stock Split, to vote the shares of the Series A Preferred Stock purchased in the Offering in favor of such Amendment and to vote the shares of the Series B Preferred Stock purchased in the Offering in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Reverse Stock Split. The Reverse Stock Split requires the approval of the majority of the votes associated with our outstanding stock entitled to vote on the proposal. Because the Series B Preferred Stock will automatically and without further action of the purchaser be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Reverse Stock Split, abstentions by common stockholders will not have any effect on the votes cast by the holders of the Series B Preferred Stock.

Pursuant to the Purchase Agreement, the Company will file certificates of designation (the “Certificates of Designation”) with the Secretary of the State of Delaware designating the rights, preferences and limitations of the shares of Series A Preferred Stock and Series B Preferred Stock. The Certificate of Designation for the Series B Preferred Stock will provide, in particular, that the Series B Preferred Stock will have no voting rights other than the right to vote as a class on certain specified matters and the right to cast 15,000 votes per share of Series B Preferred Stock on the Reverse Stock Split proposal.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible, at the option of the holders and, in certain circumstances, by the Company, into shares of Common Stock at a conversion price of $0.45 per share. The conversion price can be adjusted pursuant to the Certificates of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation). The holders of the Series A and Series B preferred stock have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares commencing after the earlier of the receipt of stockholder approval of the Amendment and 60 days after the closing of the issuances of the Series A and Series B preferred stock and until 90 days after such closing. The Company has the option to redeem the Series A preferred stock for cash at 105% of the stated value commencing after the 90th day following the closing of the issuance of the Series A preferred stock, subject to the holders’ rights to convert the shares prior to such redemption.

The proceeds of the Offering will be held in an escrow account, along with the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in the escrow account will be disbursed to the Company.

In connection with the Offering, on May 2, 2022, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register for resale the shares that are issued upon the potential conversion of shares of Preferred Stock. The registration statement will be filed with the Securities and Exchange Commission on or before the later of 10 calendar days following the date of the stockholder meeting held to seek approval of the Amendment and the 70th calendar day following the date of the Registration Rights Agreement.

In connection with the Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “the Placement Agent”) an aggregate cash fee equal to $1.0 million and to reimburse the Placement Agent for certain of its expenses in an amount not to exceed $100,000, as well as nonaccountable out-of-pocket expenses not to exceed $10,000.

Under the Purchase Agreement, for a period of 60 days from the date of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing or entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. Further, from the date of the Purchase Agreement until the earlier of (A) the date of which all shares of the Preferred Stock are redeemed in accordance with their terms and (B) the date that is 180 days following the Reverse Stock Split Date, the Company is be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreement. Also, until the Reverse Stock Split Date, neither the Company nor any subsidiary may make any issuance whatsoever of common stock or common stock equivalents. The above limitations on issuances of stock under the Purchase Agreement do not apply to Exempt Issuances as defined in the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, and Certificates of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2, 3.1, and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events

The Company issued a press release announcing the Offering on April 29, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock
3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock
10.1	Form of Securities Purchase Agreement between Abeona Therapeutics Inc. and the investors thereto, dated April 29, 2022
10.2	Form of Registration Rights Agreement by and among Abeona Therapeutics Inc. and the investors named therein, dated April 29, 2022
99.1	Press Release of Abeona Therapeutics Inc. dated April 29, 2022, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc. (Registrant)

Date: May 2, 2022	By:	/s/ Brendan M. O’Malley
Name: Brendan M. O’Malley
Title: Senior Vice President, General Counsel